Exhibit 99.1

Cubic Announces Shareholder Approval of Merger Agreement with Veritas Capital

SAN DIEGO, April 27, 2021 – Cubic Corporation (NYSE: CUB) (“Cubic” or the “Company”) today announced that, at a special meeting of shareholders held on April 27, 2021 (the “Special Meeting”), the shareholders of the Company approved a proposal to adopt the merger agreement (the “Merger Agreement”) entered into between the Company and an affiliate of Veritas Capital (“Veritas”), under which Veritas and Evergreen Coast Capital Corporation (“Evergreen”), an affiliate of Elliott Investment Management L.P., will acquire the Company for $75.00 per share in cash.

Approximately 70.3% of the shares of the Company’s common stock issued and outstanding as of the close of business on March 18, 2021, the record date for the Special Meeting, voted to adopt the Merger Agreement.

The proposed transaction remains subject to the receipt of certain regulatory approvals and the satisfaction of other closing conditions. The Company currently anticipates that the proposed transaction will be completed during the second calendar quarter of 2021.

About Cubic Corporation

Cubic is a technology-driven, market-leading provider of integrated solutions that increase situational understanding for transportation, defense C4ISR, and training customers worldwide to decrease urban congestion and improve the militaries’ effectiveness and operational readiness. Our teams innovate to make a positive difference in people’s lives. We simplify their daily journeys. We promote mission success and safety for those who serve their nation. For more information about Cubic, please visit the company’s website at www.cubic.com or on Twitter @CubicCorp.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about beliefs and expectations and statements relating to the proposed transaction among the Company, Veritas and Evergreen, are forward-looking statements. These forward-looking statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity” and similar words or phrases or the negatives of these words or phrases. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including, but not limited to: the satisfaction of the conditions precedent to the consummation of the proposed transaction, including, the receipt of regulatory approvals; unanticipated difficulties or expenditures relating to the proposed transaction; legal proceedings, judgments or settlements, including those that may be instituted against the Company, the Company’s board of directors and executive officers and others following the announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention due to the announcement and pendency of the proposed transaction; the response of customers, suppliers, business partners and regulators to the announcement of the proposed transaction; and other risks and uncertainties and the factors identified under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended September 30, 2020, and updated in subsequent reports filed by the Company with the SEC. These reports are available at www.cubic.com or www.sec.gov. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

Contact:

Investors
Kirsten Nielsen
Investor Relations
Cubic Corporation
PH +1 212-331-9760
Kirsten.Nielsen@cubic.com

OR

Morrow Sodali

Mike Verrechia / Bill Dooley

(800) 662-5200

cub@investor.morrowsodali.com

Media

Sloane & Company

Dan Zacchei / Joe Germani

dzacchei@sloanepr.com / jgermani@sloanepr.com